UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2013

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2013, the Board of Directors (the "Board") of CME Group Inc. (the "Company") approved the Tenth Amended and Restated Bylaws (the "Bylaws"). The primary purpose of the amendments was to implement a majority voting policy, as permitted under Delaware law, for the election of directors. The following summary of the amendments to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 1.8 was amended to add language providing that, commencing with the annual meeting of shareholders in 2014, in order to be elected to the Board, votes cast for such nominee’s election must exceed the votes cast against such nominee in an uncontested election.

In connection with the approval of the amendments to the Bylaws, the Board also approved changes to its Corporate Governance Principles to provide that an incumbent director who fails to receive the required number of votes for re-election in accordance with the Bylaws shall offer to resign. In such event, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Governance Committee’s recommendation, and will publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified. If the resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified.

The amendments to the Bylaws also included changes to Section 5.1 and to Section 8.1 to reflect the Company’s current officer composition and to incorporate the Board’s right to elect a Lead Director.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Tenth Amended and Restated Bylaws of CME Group Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

April 23, 2013	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Tenth Amended and Restated Bylaws of CME Group Inc.